EXHIBIT 1

1120 — 68th Avenue N.E., Calgary, Alberta, Canada T2E 8S5

NOTICE OF 2006 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Tuesday, July 18, 2006, 9:00 a.m. (local time)

To Our Shareholders:

Notice is hereby given that the 2006 Annual and Special Meeting of Shareholders (“Annual Meeting”) of NovAtel Inc. (“NovAtel” or the “Company”) will be held at the Sheraton Cavalier Hotel, 2620 32nd Avenue NE, Calgary, Alberta, Canada T1Y 6B8, on Tuesday, July 18, 2006, at 9:00 a.m. (local time) for the following purposes:

(1)	To elect the Board of Directors;

(2)	To appoint Deloitte & Touche LLP as the auditors of NovAtel;

(3)	To receive the consolidated financial statements of NovAtel for the year ended December 31, 2005 and the report of the auditors thereon;

(4)	To approve amendments to the NovAtel Inc. By-laws; and

(5)	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed June 2, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only shareholders of record on the books of the Company as of 5:00 p.m., Friday, June 2, 2006, will be entitled to vote at the meeting and any adjournment thereof.

If a shareholder receives more than one form of proxy because the shareholder owns common shares of the Company registered in different names and addresses, each proxy should be completed and returned.

Information relating to matters to be brought before the Annual Meeting is set forth in the Proxy Statement which accompanies this notice and which is expressly made part of this notice.

Shareholders who are unable or do not wish to attend the Annual Meeting are requested to sign, date and return the enclosed form of proxy duly completed to Mellon Investor Services, Proxy Processing, PO Box 1680, Manchester, CT 06045-9986, not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the time set for the Annual Meeting.

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

Dated: June 20, 2006.

By Order of the Board of Directors

Werner Gartner, Corporate Secretary